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                                                                    EXHIBIT 10.4




                                            August 10, 1999



Mr. Carey F. Daly II
The Pathways Group, Inc.
14201 N.E. 200th Street
Woodinville, WA 98072

Dear Mr. Daly:

                  We are pleased to confirm our mutual understanding concerning the retention by The Pathways Group, Inc. (collectively with its subsidiaries and affiliates, the "Company") of Mitchum, Jones & Templeton, Inc. ("Mitchum") to act as the Company's private placement agent with respect to a preferred stock with warrants offering.

                  1. SCOPE OF ENGAGEMENT

                           (a) In connection with the engagement, Mitchum will assist the Company in raising capital as described in Exhibit "A" to this Agreement, made a part hereto by this reference.

                  2. FEES AND EXPENSES: In consideration for the services described in paragraph 1(a), the Company shall pay to Mitchum fees described in Exhibit "A" hereto.

                           In addition to any fees described above, whether or
                  not any transaction is consummated, the Company shall reimburse Mitchum, upon request, for all reasonable, previously approved, out-of-pocket expenses incurred pursuant in our engagement hereunder, including fees and disbursements of our counsel, as well as any other consultants and advisors retained by us with your company.

                  3. TERM AND TERMINATION. The term of this engagement shall be for a period of seventy-five days from the date hereof. Any termination of this engagement shall be without liability or continuing obligation for either party, except for fees or other compensation earned or expenses incurred by Mitchum up to the date of termination. The provisions of paragraph 6 relating to indemnification and contribution shall be


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                  operative and in full force and effect, notwithstanding the termination of this engagement of the completion of any or all assignments hereunder.

                  4. PUBLIC ANNOUNCEMENTS. Prior to any press release or other public disclosure relating to our services hereunder, the Company and Mitchum shall confer and reach an agreement upon the contents of any such disclosure. Notwithstanding the foregoing, except as required by any applicable law, rule or regulation, no party shall make any public announcement regarding this engagement or our relationship with the Company hereunder without the prior consent of the other party.

                  5. RESPONSIBILITY FOR DISCLOSURE. The Company shall provide Mitchum all information material to its business is well as any other relevant information that Mitchum reasonably requests in connection with the performance of its services hereunder. The Company represent and warrants to Mitchum that all such information, and all information released to the public or filed by the Company with any government agency or regulatory body will be accurate and complete at the time it is furnished or filed, and the Company agrees to keep Mitchum fully apprised of all material developments affecting the Company through the length of the term of our engagement or the completion of any transaction in which Mitchum is involved. The Company understands that Mitchum, in performing its obligation to represent the Company, will be providing prospective purchasers or other appropriate parties with information supplied by the Company, but that Mitchum shall not in any respect be responsible for the accuracy or completeness of any and all such information. The Company acknowledges that Mitchum, in rendering services to the Company, will be relying on information provided by the Company and the other parties to any purposed transaction, as well as public source information deemed reliable by Mitchum, without independent verification by Mitchum. Mitchum does not assume responsibility for the accuracy or completeness of any such information.

                  6. IDENTIFICATION AND CONTRIBUTION. The Company agrees that in the event Mitchum or any of Mitchum's officers, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Mitchum an "Indemnified Person"), becomes involved in any capacity (whether or not as a party) in any action, claim, proceeding or investigation (including any security holder action or claim or any action brought by or in the right of the Company) related to or arising out of our engagement, including any related services already performed and any indemnifications or future additions to such engagements, the Company will promptly reimburse each such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith.

                           The Company will indemnify and hold harmless each
                  indemnified Person from and against, and no Indemnified Person shall have any liability (whether direct or


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                  indirect, in contract or tort or otherwise) in the Company or its security holders or creditors for, any losses, claims, damages, liabilities or expenses related to or arising out of our engagement, any services provided thereunder or any transaction or proposed transactions related thereto, including any related services already performed and any modifications or future additions to such engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expenses is initiated or brought by or on behalf of the Company and whether or not in connection with any action, claim, proceeding or investigation in which the Company or any Indemnified Person is a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or review to have resulted directly and primarily form such Indemnified Person's bad faith, willful misconduct or gross negligence.

                           If for any reason the foregoing indemnification is
                  held unenforceable, then the Company shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by the Company and its security holders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by this engagement, as well as the relative fault of the Company and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. The Company agrees that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be responsible for or be required to contribute amounts which in the aggregate exceed the fees actually received by Mitchum for such investment banking services.

                           The Company's reimbursement, indemnity and
                  contribution obligations under this letter shall be in addition to any liability that the Company may otherwise have and shall not be limited by any rights Mitchum or any other Indemnified Person may otherwise have. The Company agrees that, without Mitchum's prior written consent, which will not be unreasonably withheld, the Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not Mitchum or any other Indemnified Person is an actual or potential party to such claim, action, proceeding or investigation), unless, such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, proceeding or investigation.

                           The provisions of this paragraph 6 shall remain in
                  effect indefinitely, notwithstanding the completion of this engagement, the expiration of the term hereof or any termination of this engagement.


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                  7. MISCELLANEOUS. No waiver, amendment or other modification of this agreement shall be effective unless it is in writing and signed by each party to be bound hereby. The laws of the State of California shall govern this agreement, and any claim related directly or indirectly to this agreement. No such claim shall be commenced, prosecuted or continued in any court other than the courts of this State of California. The obligations of this agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Indemnified Persons hereunder and any of their successors, assigns, heirs and personal representatives.

                  Please confirm that the foregoing represents your understanding of the terms of our engagement with your signature below.



                                     Sincerely,


                                     MITCHUM, JONES & TEMPLETON, INC.


                                     By:  /s/ GLENN A. OKUN
                                          --------------------------------------
                                           Glenn A. Okun
                                           President and Chief Executive Officer


Accepted and agreed to by:

The Pathways Group, Inc.

By:  /s/ CAREY F. DALY II
   ----------------------------------------
      Carey F. Daly II
      President and Chief Executive Officer